Exhibit 99.2

FOR IMMEDIATE RELEASE

ADA-ES TO HOST CONFERENCE CALL REGARDING JOINT VENTURE WITH ENERGY CAPITAL PARTNERS

Conference Call Scheduled for Monday, October 6th to Discuss Plans for New Activated Carbon Manufacturing Facility

LITTLETON, CO – October 3, 2008 – ADA-ES, Inc. (NASDAQ: ADES) announced today that it will be hosting a conference call on Monday, October 6, 2008 at 10:00 a.m. ET to discuss the details of its recently announced transactions with Energy Capital Partners I, LP and its affiliated funds (ECP).

Certain key aspects of the various transactions are outlined below:

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As previously announced, ADA and ECP have formed a joint venture, Crowfoot Development, LLC (Crowfoot), to focus on the production of activated carbon (AC) for the mercury emissions control market for coal-fired power plants. Pursuant to the joint venture agreement, ADA and ECP will provide the equity required to build the first production line of the first phase of a two line activated carbon production facility located in northwest Louisiana. The expected all in cost of the first production line is approximately $350 million.

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ECP is expected to fund 50% of the equity capital required to construct the first line of the project, with ECP’s initial funding of $17 million to occur on or before October 23, 2008. This initial funding by ECP has been sized by the parties to match the approximately $17 million ADA has already funded in connection with the project.

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In addition, ADA and ECP have signed a Securities Purchase Agreement (SPA) providing for the purchase of 1.8 million shares of Series A Convertible Preferred Stock and 1.8 million shares of Series B Convertible Preferred Stock of ADA. The closing of such stock purchase is subject to certain closing conditions as set forth in the SPA, including ADA shareholder approval.

•	The Series A Convertible Preferred Shares will be purchased by ECP at a fixed price of $9.37 per share.

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The Series B Convertible Preferred Shares will be purchased by ECP at a price-to-be-determined equal to a 10% discount to a future 20-day volume-weighted average price of ADA common stock, with such discounted price capped at $16.50 per share.

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If the SPA has not yet closed and Crowfoot requires capital contributions from ADA and ECP to complete the first production line, ECP has agreed, subject to certain conditions, to bridge ADA’s share of such capital contributions in exchange for convertible preferred equity in Crowfoot. ADA has agreed to contribute the proceeds of the Convertible Preferred Shares to Crowfoot to be used to redeem such convertible preferred equity immediately upon closing of the SPA.

Additional information regarding these transactions will be made available in a Current Report on Form 8-K that ADA intends to file with the Securities and Exchange Commission (SEC) prior to the conference call.

Following opening remarks by Dr. Michael Durham, President & CEO, and Mark McKinnies, CFO, of ADA and Peter Labbat, a Partner of ECP, there will be a question and answer session. Interested parties may participate in the call by dialing 888-787-0460. Please call in 10 minutes before the call is scheduled to begin, and ask for the ADA call (conference ID # 67538446.).

The conference call will also be webcast live via the Investor Information section of ADA-ES’ website at www.adaes.com. To listen to the live call please go the website at least 15 minutes early to register, download and install any necessary audio software. If you are unable to listen live, the conference call will be archived on the website.

About ADA-ES

ADA-ES is a leader in clean coal technology and the associated specialty chemicals. The Company develops and implements proprietary environmental technology and specialty chemicals that enable coal-fueled power plants to enhance existing air pollution control equipment, maximize capacity and improve operating efficiencies. Through its largest and fastest-growing segment, Mercury Emission Control, ADA-ES supplies activated carbon injection systems, activated carbon (AC), mercury measurement instrumentation, and related services. To meet the needs of the power industry for mercury control, the Company is developing state-of-the-art facilities to produce activated carbon with the first plant projected to come on-line in 2010. Additionally, the Company is developing technologies for power plants to address issues related to the emissions of carbon dioxide. For more information, visit www.adaes.com.

About Energy Capital Partners I, LP and its Affiliated Funds

ECP is a private equity firm dedicated to investing in energy infrastructure, including the power generation, midstream gas, renewable and electric transmission sectors of North America’s energy infrastructure. ECP’s management has substantial experience leading successful energy companies and energy infrastructure investments. ECP has offices in Short Hills, N.J., and San Diego, CA. For more information, visit www.ecpartners.com.

Neither the preferred shares to be sold to ECP pursuant to the securities purchase agreement referred to above nor the shares of common stock of ADA-ES issuable upon conversion of the preferred shares have been registered under the Securities Act of 1933, as amended, or state securities laws, and may not be offered or sold in the United States without being registered with the SEC or through an applicable exemption from SEC registration requirements. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, which provides a “safe harbor” for such statements in certain circumstances. Forward-looking statements often address our expected future business and financial performance, and often contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” similar expressions, and variations or negatives of these words. Such forward-looking statements included in this release include statements regarding expected costs and capacity of, terms of equity financing for, and timing of commencement of operations at, the planned AC facility. These statements are based on current expectations, estimates, projections, beliefs and assumptions of our management. Such statements involve significant risks and uncertainties. Actual events or results could differ materially from those discussed in the forward-looking statements as a result of various factors, including but not limited to, changes in the costs and timing of construction of the planned AC facility; failure to satisfy funding or other conditions set forth in the joint venture agreement and SPA; inability to sign or close acceptable definitive agreements for debt financing, coal supply or off-take agreements with respect to the facility in a timely manner; availability of raw materials and treatment and storage facilities; changes in laws or regulations, prices, economic conditions and market demand; impact of competition and litigation; operational difficulties; availability of skilled personnel and other factors discussed in greater detail in our filings with the SEC, including our most recent Annual Report on Form 10-K and most recent periodic reports on Forms 10-Q and 8-K. You are cautioned not to place undue reliance on our forward-looking statements and to consult filings we make with the SEC for additional risks and uncertainties that may apply to our business and the ownership of our securities. Our forward-looking statements are presented as of the date made, and we disclaim any duty to update such statements unless required by law to do so.

Contacts:

ADA-ES, Inc.	Investor Relations Counsel
Michael D. Durham, Ph.D., MBA, President & CEO	The Equity Group Inc.
Mark H. McKinnies, CFO	www.theequitygroup.com
(303) 734-1727	Melissa Dixon, (212) 836-9613
www.adaes.com	Mdixon@equityny.com
Linda Latman, (212) 836-9609
LLatman@equityny.com